UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 19, 2008

LANTRONIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15353 Barranca Parkway
Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 453-3990
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On February 19, 2008, Lantronix, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed a permanent president and chief executive officer effective as of February 19, 2008 and that Reagan Sakai will step down as its interim chief executive officer effective as of that date. Mr. Sakai will remain the chief financial officer of the Company. On February 20, 2008, the Board approved a one-time cash bonus to Mr. Sakai in the amount of $25,000, for his service as the Company’s interim chief executive officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(c)
On February 19, 2008, the Company announced that its Board had appointed Jerry D. Chase to the position of president and chief executive officer of the Company effective February 19, 2008. Mr. Chase has also been appointed to the Board of the Company.

From September 2004 to July 2007, Mr. Chase was president, chief executive officer and a board member for Terayon Communication Systems, a public cable, telecom and satellite supplier of digital video networking applications. From 2001 to August 2004, Mr. Chase served as the chairman and chief executive officer of Thales Broadcast & Multimedia (“TBM”), a telecom and test equipment supplier, and from 1998 to 2001 was president and chief executive officer of the U.S. subsidiary of TBM. Mr. Chase began his career as a Pilot and Operations Officer in the U.S. Marine Corps, where he built a strong foundation for leadership, process and crisis management. Following the Marine Corps, he attended Harvard Business School, where he received his MBA.

On February 19, 2008 (the “Commencement Date”), the Company entered into an offer letter agreement with Mr. Chase (the “Offer Letter”).

Pursuant to the terms of the Offer Letter:

Salary and Bonus.  Mr. Chase will receive a base salary of $30,000 per month, which shall be subject to review annually.  Mr. Chase will be paid a one-time sign on bonus of $65,000, which shall be earned upon the completion of 12 months of full employment with the Company. The sign-on bonus will be payable on the first regular payroll after the Commencement Date. In addition, Mr. Chase shall be eligible to receive a cash incentive bonus of up to $250,000 (the “Incentive Bonus”) for each fiscal year during which the Offer Letter is in effect. The Incentive Bonus will be prorated for the remaining portion of the current fiscal year ending June 30, 2008. Pursuant to the Offer Letter, the Incentive Bonus will be reviewed and subject to change on an annual basis by the Compensation Committee.  The objectives set by the Compensation Committee for the Incentive Bonus may include (but are not limited to) operating metrics, objective and subjective leadership dimensions, performance metrics in the operation of the Company, the achievement of financial objectives and other objectives determined by the Compensation Committee.

Options and Restricted Stock Awards.  Mr. Chase was granted a nonstatutory stock option to purchase shares of Common Stock of the Company (the “Option”) with an exercise price equal to the fair market value on the grant date and an award of restricted stock (the “Restricted Stock Award”). Vesting of the Option and Restricted Stock Award is subject to Mr. Chase’s continued employment. The terms of the Option and Restricted Stock Award will be as follows:

Type of Grant	Number of Shares	Vesting Schedule
Option	900,000
270,000 shares will vest on the first anniversary of the Commencement Date; 270,000 shares shall vest on the second anniversary of the Commencement Date; and 340,000 shares shall vest on third anniversary of the Commencement Date.

Restricted Stock	100,000
30,000 shares will vest on the first anniversary of the Commencement Date; 30,000 shares shall vest on the second anniversary of the Commencement Date; and 40,000 shares shall vest on third anniversary of the Commencement Date.

Notwithstanding the foregoing vesting schedule, the Option and Restricted Stock Award shall immediately vest as to the percentage of the total number of shares of Common Stock subject to the Option and Restricted Stock Award as set forth below at the end of any period of 120 consecutive trading days on which the Company’s Common Stock is actively listed on a national securities exchange or NASDAQ, and the closing or last sale price in regular trading, as applicable, for a share of Common Stock equal or exceeds the threshold set forth below. The vesting percentages do not cumulate.

Vesting Percentage/Number of Shares	Stock Price Threshold
30% of the Option and the Restricted Stock Award	$1.50
30% of the Option and the Restricted Stock Award	$2.50
40% of the Option and the Restricted Stock Award	$4.00

Tax Bonus.  In the event that Mr. Chase files a timely Section 83(b) election with the Internal Revenue Service, the Company shall pay a bonus of $35,000. The bonus shall be repaid in the event Mr. Chase voluntarily terminates his employment or is terminated for Cause (as defined in the Offer Letter).

Relocation.  The Company will reimburse Mr. Chase for documented actual and reasonable out-of-pocket costs for (i) temporary housing and travel, (ii) packing and moving costs, and (iii) closing costs incident to the sale of his home, in a total amount not to exceed $150,000.  Of this amount, the Company shall reimburse Mr. Chase for no more than $35,000 for temporary housing and travel expenses that are incurred on or before the expiration of 12 months after the Commencement Date.

Termination Payments.  In the event Mr. Chase voluntarily terminates his employment for Good Reason (as defined in the Offer Letter) or is involuntarily terminated without Cause (as defined Offer Letter), in exchange for a full release of claims against the Company, the Company will pay Mr. Chase severance in the total amount of 100% of the then current total of his annualized salary and Incentive Bonus target, less required tax deductions and withholdings, payable on the Company’s regular payroll for a period of 12 months following the date of termination. The amount of severance payments shall be increased to 150% of his then current total base salary and Incentive Bonus target if such termination without Cause or for Good Reason occurs with six (6) months after a Change of Control (as defined in the Offer Letter). In the event of a Change of Control (as defined in the Offer Letter), the Company shall accelerate 100% of all unvested stock options.

The foregoing summary is qualified in its entirety by the Offer Letter, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On February 20, 2008, the Company’s Board approved a cash payment as settlement to Curt Brown, a member of the Board, in the amount of $36,375.00, in fulfillment of obligations to Mr. Brown incurred in connection with his prior employment by the Company. The obligation was incurred prior to his appointment to the Board.

Item 9.01                      Financial Statements and Exhibits.

(d)

Exhibit Number	Description
10.1	Letter Agreement between Lantronix and Jerry D. Chase dated February 19, 2008
99.1	Press Release dated February 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2008	LANTRONIX, INC., a Delaware corporation

By:	/s/ Reagan Sakai
Reagan Sakai Chief Financial Officer